SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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ADVANCED FIBRE COMMUNCIATIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADVANCED FIBRE COMMUNICATIONS, INC.

1465 N. McDowell Blvd.
Petaluma, California 94954

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 20, 2004

To our Stockholders:

      You are cordially invited to attend the 2004 Annual Meeting of Stockholders of ADVANCED FIBRE COMMUNICATIONS, INC. (“AFC”) which will be held at the Vineyard Creek Hotel & Conference Center, 170 Railroad Street, Santa Rosa, California 95401 at 2:00 p.m. on Thursday, May 20, 2004 (the “Annual Meeting”) for the following purposes:

1.	To elect three Directors, John A. Schofield, Ruann F. Ernst and Frank Ianna, to the Board of Directors, each to serve a three-year term, such Directors to constitute Class II of AFC’s Board of Directors;

2.	To consider and vote upon a proposal to ratify the selection of KPMG LLP as our independent public accountants for the fiscal year ending December 25, 2004; and

3.	To act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

      These matters are more fully described in the Proxy Statement accompanying this Notice.

      The audio portion of the meeting will be webcast on www.afc.com/investors at the same time the meeting is taking place, enabling stockholders who are not in attendance to participate in a listen-only mode to the meeting as it is being held.

      The Board of Directors has fixed the close of business on March 23, 2004, as the record date for determining those stockholders who will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection ten days prior to the Annual Meeting at our principal offices, 1465 North McDowell Blvd., Petaluma, California 94954. The stock transfer books will not be closed between the record date and the date of the Annual Meeting.

      WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted.

      Please read the proxy material carefully. Your vote is important and we appreciate your cooperation in considering and acting on the matters presented.

Sincerely yours,

John A. Schofield
Chairman of the Board,
President and Chief Executive Officer

April 6, 2004

Petaluma, California

Stockholders Should Read the Entire Proxy Statement Carefully Prior to Returning Their Proxies

ADVANCED FIBRE COMMUNICATIONS, INC.

PROXY STATEMENT

FOR 2004 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 20, 2004

       This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ADVANCED FIBRE COMMUNICATIONS, INC. (“AFC”) of proxies to be voted at the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) which will be held at the Vineyard Creek Hotel & Conference Center, 170 Railroad Street, Santa Rosa, California 95401 on Thursday, May 20, 2004, at 2:00 p.m. or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 2004 Annual Meeting of Stockholders. In addition, the audio portion of the meeting will be webcast on www.afc.com/investors at the same time the meeting is taking place, enabling stockholders who are not in attendance to participate in a listen-only mode to the meeting as it is being held. This Proxy Statement and the proxy card were first mailed to stockholders on or about April 6, 2004. AFC’s 2003 Annual Report is being mailed to stockholders concurrently with this Proxy Statement. The 2003 Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made. Throughout this document, references to “we” and “our” indicate the same meaning as “AFC” or “AFC’s,” respectively.

VOTING RIGHTS AND SOLICITATION

      The close of business on March 23, 2004 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting. As of that date, AFC had 87,940,895 shares of Common Stock, $.01 par value, issued and outstanding. Only stockholders of record on the close of business on March 23, 2004 are entitled to vote at the Annual Meeting. Holders of Common Stock as of the record date are entitled to one vote per share held for each matter to be voted upon at the Annual Meeting. Representation of at least a majority of all outstanding shares of Common Stock of AFC is required to constitute a quorum. Accordingly, it is important that your shares be represented at the Annual Meeting.

      Shares of our Common Stock represented by proxies in the accompanying form which are properly executed and returned to AFC will be voted at the Annual Meeting in accordance with the stockholders’ instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of the Directors as described herein under “Proposal 1 — Election of Directors” and FOR ratification of the selection of accountants as described herein under “Proposal 2 — Ratification of Selection of Independent Public Accountants”. Management does not know of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the Annual Meeting, the proxy holders will vote on such matters in accordance with the determination of a majority of the Board of Directors.

      Any stockholder has the right to revoke his or her proxy at any time before it is voted at the Annual Meeting by voting in person at the Annual Meeting, by delivering a subsequent proxy, or by filing with AFC a written revocation of the proxy. To be approved, each of the matters submitted for stockholder approval at the Annual Meeting must receive the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on that matter. Abstentions and broker non-votes will be included in the determination of the number of shares present for quorum purposes. Abstentions with respect to any proposal will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of whether a proposal has been approved.

      The entire cost of distribution and solicitation of proxies will be borne by AFC. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of our Common Stock, and such persons may be reimbursed for their expenses. Innisfree M&A Incorporated, New York, has been retained at an estimated cost of $10,000, plus reasonable out-of-pocket expenses, to assist in the solicitation of proxies. This solicitation will be by mail, telephone, and other means.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

      The rules and regulations of the Securities and Exchange Commission (“SEC”) permit the delivery of a single set of annual reports and proxy statements to any household at which two or more stockholders reside, if the stockholders consent. Each stockholder will continue to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information you receive, as well as our expenses. If your household has multiple holders of AFC Common Stock, you may have received a householding notification from your broker earlier this year and you may have agreed to receive only one proxy statement and annual report for your household.

      If you prefer to receive separate copies of our proxy statement or annual report, either now or in the future, we will promptly deliver, upon your written or oral request, a separate copy of the proxy statement or annual report, as requested, to any stockholder at your address to which a single copy was delivered. Notice should be given to Advanced Fibre Communications, Inc., Attention: Amy M. Paul, Secretary, 1465 North McDowell Boulevard, Petaluma, California 94954, (707) 794-7700. If you are currently a stockholder sharing an address with another stockholder and wish to have only one proxy statement and annual report delivered to the household in the future, please contact us at the same address or phone number.

ELECTRONIC DELIVERY

      A number of brokerage firms have solicited consents from our stockholders who hold their stock in “nominee” or “street” name through their brokerage firm to receive this Proxy Statement, the 2003 Annual Report and related materials, collectively referred to as “Proxy Materials”, by electronic delivery. You may have received such solicitation, and you may have granted your consent to receive the Proxy Materials by electronic delivery. Stockholders who gave prior consent to receive such materials by electronic delivery will receive a message by electronic mail indicating that the Proxy Materials are available at www.afc.com/investors, and instructions for voting electronically over the Internet at www.proxyvote.com. Costs that are normally associated with electronic access, such as usage and telephone charges, will be borne by the stockholder. If you have consented to receive the Proxy Materials by electronic delivery but wish to receive such Proxy Materials in paper form, please contact Advanced Fibre Communications, Inc., Attention: Amy M. Paul, Secretary, 1465 North McDowell Boulevard, Petaluma, California 94954, (707) 794-7700.

PROPOSAL 1

ELECTION OF DIRECTORS

      Our Certificate of Incorporation provides that the Board of Directors, currently composed of seven Directors, shall be divided into three classes, with each class having a three-year term. The authorized number of Directors, currently set between six and nine, may be reduced or increased by a vote of a majority of the total number of Directors AFC would have with no vacancies. Each class consists, as nearly as possible, of one-third the total number of Directors. Class II will expire at the Annual Meeting, Class III will expire at the annual meeting to be held in 2005, and Class I will expire at the annual meeting to be held in 2006. At each annual meeting of stockholders, the successors to Directors whose terms will then expire will be elected to serve from the time of election and qualification until their successors have been duly elected at the third succeeding annual meeting and qualified, or until their earlier resignation or removal, if any. To the extent there is an increase in the number of Directors, additional directorships resulting therefrom will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of Directors. There are no family relationships among any of AFC’s Directors and executive officers. The Board of Directors has adopted a policy pursuant to which Directors are generally required to retire from the Board of

Directors upon attaining the age of 70. However, if circumstances dictate, the Nominating and Corporate Governance Committee may ask a director to continue to serve on the Board past age 70.

      The proxy holders named on the proxy card intend to vote all proxies received by them in the accompanying form FOR the election of the Class II nominees listed below, unless instructions to the contrary are marked on the proxy. The nominees have been selected by the Board of Directors and are currently members of the Board. If you do not wish your shares to be voted for these nominees, please identify the exception on the proxy card.

      In the event that a nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as Directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a Director.

CLASS II — Nominees for Election:

Name	Principal Occupation	Director Since	Age

Ruann F. Ernst	Retired Chief Executive Officer and Chairperson of the Board, Digital Island, Inc.	1998	57
Frank Ianna	Retired President, Network Services, AT&T Corporation	2004	54
John A. Schofield	Chairman of the Board, President and Chief Executive Officer, Advanced Fibre Communications, Inc.	1999	55

CLASS III — Directors Continuing in Office Until the 2005 Annual Meeting of Stockholders:

Name	Principal Occupation	Director Since	Age

Dan Rasdal	Retired Chairman, Chief Executive Officer and President, Symmetricom, Inc.	1993	70
Martin R. Klitten	Retired Executive Vice President, Chevron Corporation	2001	59

CLASS I — Directors Continuing in Office Until the 2006 Annual Meeting of Stockholders:

Name	Principal Occupation	Director Since	Age

Clifford H. Higgerson	General Partner, ComVentures	1993	64
William L. Keever Lead Director	Retired Chief Executive Officer, Vodafone Asia Region	2001	58

      Ruann F. Ernst has served as a Director since 1998. From June 1998 through January 2002, Dr. Ernst served as Chief Executive Officer of an e-business delivery network, Digital Island, Inc., a Cable & Wireless company. Dr. Ernst was Chairperson of the Board of Digital Island from December 1999 through July 2001 when the company was acquired by Cable & Wireless, Plc. From 1988 through 1998, Dr. Ernst worked for Hewlett-Packard Company, an electronics equipment and computer company, in various management positions, most recently as General Manager, Financial Services Business Unit. Dr. Ernst is also a Director of one private and two not-for-profit companies.

      Frank Ianna was appointed to the Board of Directors in February 2004. Mr. Ianna served as President, Network Services for AT&T Corporation from 1998 through September 2003, when he retired. Since September 2003, Mr. Ianna has been providing consulting services to AT&T Corporation through Adea Solutions, a consulting firm. From 1990 through 1998, Mr. Ianna held several senior management positions with AT&T including Executive Vice President, Network and Computing Services and Vice President and General Manager, Network and Computing Services. Mr. Ianna currently serves on the Board of Trustees for the Stevens Institute of Technology.

      John A. Schofield was elected to serve as Chairman of the Board in October 2001. Mr. Schofield joined AFC in March 1999 as President and Chief Executive Officer, and was appointed to the Board of Directors in May 1999. From 1995 to 1999, Mr. Schofield held several senior management positions with ADC Telecommunications, Inc., including Senior Vice President, President of the Integrated Solutions Group, and Managing Director of Asia Pacific/Latin America. Mr. Schofield is also a Director of Integrated Device Technology, Inc. and the Telecommunications Industry Association.

      Clifford H. Higgerson has served as a Director since 1993. Mr. Higgerson has served as a general partner of ComVentures, a venture capital firm, since 1987 and a general partner of Vanguard Venture Partners, a venture capital firm, since July 1991. Mr. Higgerson is also a Director of Tut Systems, Inc. and seven private companies.

      William L. Keever has served as a Director since 2001 and was named the Lead Director of AFC in 2003. Mr. Keever was the Chief Executive Officer of Vodafone Asia Region, a wireless telecommunications company from January 2002 to June 2003, when he retired. Mr. Keever was President of Vodafone Americas Asia Region from 2000 until January 2002 when he was promoted to Regional Chief Executive Officer. From 1999 to 2000, Mr. Keever was Executive Vice President, Network and Systems Operations for AirTouch Cellular. From 1998 to 1999, Mr. Keever was President of AirTouch International and from 1997 to 1998 he was Executive Vice President, German Operations for AirTouch Communications, Inc.

      Dan Rasdal has served as a Director since 1993. Mr. Rasdal served as a Director of Symmetricom, Inc., a telecommunications company, from 1985 to 2000. From 1985 to July 1998, Mr. Rasdal was Chairman of the Board, President, and Chief Executive Officer of Symmetricom.

      Martin R. Klitten has served as a Director since 2001. Mr. Klitten was Executive Vice President for Chevron Corporation from August 2000 to September 2001, when he retired. From 1989 through August 2000, Mr. Klitten served as Chevron’s Vice President of Finance and Chief Financial Officer.

BOARD MEETINGS AND COMMITTEES

      The Board of Directors held a total of eight meetings during the fiscal year ended December 27, 2003 (the “2003 fiscal year”). No director attended fewer than 75 percent of the aggregate number of Board meetings and meetings of committees on which he or she served.

      The Board has three committees, an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which is comprised solely of independent Directors as defined in the current NASD listing standards. AFC previously had a separate Governance Committee and Nominating Committee that were combined in May 2003 to form the Nominating and Corporate Governance Committee. Prior to that time, no Nominating Committee meeting was held and one Governance Committee meeting was held during the 2003 fiscal year. The table below reflects the members and functions of each committee and the number of meetings held during the 2003 fiscal year. The table reflects the total number of meetings held by the Nominating and Corporate Governance Committees before and after these committees were combined.

Name of		Meetings in
Committee		the 2003
and Members	Functions of the Committee	Fiscal Year

Audit
Mr. Rasdal Dr. Ernst Mr. Keever Mr. Klitten	• Retains independent auditors. • Reviews financial reports and other information provided to third parties. • Reviews systems of internal controls regarding finance, accounting, legal compliance and ethics established by management and the Board. • Reviews auditing, accounting, and reporting processes generally.	12
Compensation
Mr. Higgerson Mr. Keever Mr. Klitten	• Reviews and recommends to the Board of Directors the annual compensation and benefits of senior management, new compensation programs and evaluates the operation of current executive compensation programs. • Reviews policies for the administration of executive compensation programs and policies regarding executive perquisites and ensures a proper system of long and short-term compensation is in place to provide performance-oriented incentives to management. • Administers our 1996 Stock Incentive Plan (the “1996 Plan”). • Administers our Employee Stock Purchase Plan.	7

Nominating and Corporate Governance
Dr. Ernst Mr. Keever Mr. Rasdal	• Advises the Board of Directors on corporate governance matters. • Recommends governance principles and identifies best practices. • Assesses Board and Committee effectiveness and develops policy on size and composition of the Board. • Reviews candidates for Board membership and recommends slate of nominees and selects corporate officers.	6

CORPORATE GOVERNANCE

      Honesty and integrity are values AFC holds true in every facet of our business. Our commitment to our customers is matched only by our responsibility to our stockholders. With this in mind, our Board of Directors has adopted Corporate Governance Guidelines to provide insight into our business practices and a code of ethics that applies to all of our employees and Board members. A copy of the guidelines and the code of ethics are available on our website at www.afc.com (click on “About Us” then “Corporate Governance”).

Independence and Committee Charters

      With the exception of Mr. Schofield, our Chief Executive Officer and Chairman of the Board, all of AFC’s Board members are independent of AFC and its management as defined by the SEC and in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. The non-management Directors periodically meet in executive session, without management, as part of the agenda for Board meetings.

      The Audit Committee has a written charter that was amended during the 2003 fiscal year and has been approved by the Board of Directors. A copy of the charter is available on our website at www.afc.com and is also attached hereto as Appendix A. The Board of Directors has determined that Mr. Rasdal is an “audit committee financial expert” as defined by the rules of the SEC. All members of the Audit Committee are independent Directors as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc.

      The Compensation Committee has a written charter that has been approved by the Board of Directors. A copy of this charter is available on our website at www.afc.com. All members of the Compensation Committee are independent Directors as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc.

      The Nominating and Corporate Governance Committee has a written charter that has been approved by the Board of Directors. A copy of the charter is available on our website at www.afc.com. All members of the Nominating and Corporate Governance Committee are independent Directors as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc.

Nominations to the Board

      The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. Stockholders who wish to suggest qualified candidates to the Nominating and Corporate Governance Committee should write to Advanced Fibre Communications, Inc., Attention: Amy M. Paul, Secretary, 1465 North McDowell Boulevard, Petaluma, California 94954, stating in detail the candidate’s qualifications for consideration by the Committee. Director nominees put forward by a stockholder should, at a minimum, possess the qualifications described below.

      Candidates must meet certain criteria which include distinguished records of leadership and success in their arena of activity and who will make substantial contributions to Board operations. Candidates must also possess relevant industry experience, general business experience, relevant financial experience and compliance with independence and other qualifications necessary to comply with any applicable tax and securities laws and the rules and regulations thereunder, and the NASD Rules.

      Specific consideration shall also be given to:

•	Roles, experience, and contributions valuable to the global business community;

•	Personal qualities of leadership, character, judgment and whether the candidate possesses and maintains throughout their service on the Board, a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards; and

•	Relevant knowledge and diversity of background and experience in such things as business, manufacturing, technology, finance, accounting, marketing, international business, and government.

      Additionally, a stockholder who wishes to nominate a candidate for Director at a meeting of stockholders must comply with certain procedures set out in our By-laws. To date, we have not received any Director nominations from our stockholders.

      During the 2003 fiscal year, we engaged Egon Zehnder International to identify, evaluate and present to the Nominating and Corporate Governance Committee potential nominees to the Board. Any nominees presented will be further evaluated by the Nominating and Corporate Governance Committee to ensure the nominees meet the criteria described above.

Board of Directors Interaction with Stockholders

      AFC provides for a process for stockholders to communicate with the Board. Stockholders may send written communications to the attention of the Board, specific Board member or committee, in care of Advanced Fibre Communications, Inc., Attention: Amy M. Paul, Secretary, 1465 N. McDowell Blvd., Petaluma, CA 94954. AFC is considering the adoption of a process by which stockholders may communicate more directly with the Board members. The Nominating and Corporate Governance Committee plans to evaluate the establishment of procedures by which stockholders can send communications to the Board or to the non-management Directors as a group. We will post those procedures on our website upon their adoption.

Board Attendance at Annual Meetings

      Although AFC does not have a formal policy regarding Board attendance at annual meetings of stockholders, all Board members are expected to attend. Historically, a majority of the Board has attended all annual meetings, and all members of the Board attended the 2003 annual meeting that was held on May 22, 2003. The Nominating and Corporate Governance Committee plans to consider formalizing annual meeting attendance by Board members into our Corporate Governance Guidelines.

AUDIT COMMITTEE REPORT

      The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 27, 2003 with AFC’s management and has discussed the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, Communications with Audit Committees, with the representatives of KPMG LLP, AFC’s independent auditors. The independent auditors have provided a written disclosure to the Audit Committee in compliance with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee has discussed the auditors’ independence with KPMG LLP. Based on the review of the audited consolidated financial statements for the year ended December 27, 2003 and the discussions between the Audit Committee, AFC’s management and the independent auditors, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 27, 2003 be included in AFC’s 2003 Annual Report to Stockholders and in AFC’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.

      The Audit Committee acts under a written charter that was first adopted and approved by AFC’s Board of Directors on May 25, 2000. See “Appendix A” attached hereto. In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of AFC’s management, which has the primary responsibility for financial statements and reports, and of the independent auditor, who, in its report, expresses an opinion on the conformity of AFC’s annual financial statements to generally accepted accounting principals.

Audit Committee Members of the Board of Directors:

Dan Rasdal
Ruann F. Ernst
William L. Keever
Martin R. Klitten

DIRECTOR COMPENSATION

      During the 2003 fiscal year non-employee Board members received an annual retainer of $20,000 and $1,000 for each Board or committee meeting attended. The Audit Committee Chairperson received $1,500 for each Audit Committee meeting attended. If a Board and a committee meeting were held on the same day, one meeting fee was paid with the exception of the Audit Committee. Audit Committee members received a committee meeting fee and a Board meeting fee when both meetings were held on the same day.

      Effective January 1, 2004, in addition to the annual retainer, non-employee Board members will receive $2,000 for each Board meeting attended with the exception of the Lead Director, who will receive $2,200 for each Board meeting attended. Generally, committee members will receive $1,000 for each committee meeting attended. However, the Chairpersons of the Compensation Committee and the Nominating and Corporate Governance Committee will each receive $1,700 and the Audit Committee Chairperson will receive $2,200 for each committee meeting they chair.

      If a Board and a committee meeting are held on the same day, only one meeting fee will be paid with the exception of the Audit Committee. Audit Committee members receive a committee meeting fee and a Board meeting fee when both meetings are held on the same day.

      Non-employee Board members are also entitled to reimbursement of all reasonable out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. In addition, non-employee Board members receive stock options pursuant to the Automatic Option Grant Program in effect under our 1996 Plan.

      Under the Automatic Option Grant Program, each individual who first joins the Board after June 30, 1996 as a non-employee Board member will receive a non-qualified stock option grant to purchase 40,000 shares of Common Stock at the time of his or her commencement of Board service, provided such individual has not otherwise been in the prior employ of AFC. In addition, at each annual meeting of stockholders, each individual who is to continue to serve as a non-employee Board member will receive a non-qualified stock option grant to purchase 12,000 shares of Common Stock, whether or not such individual has been in the prior employ of AFC and whether or not such individual first joined the Board after June 30, 1996, provided that such individual has served as a non-employee Board member for at least six months. For the 2003 fiscal year, non-employee Board members received an additional 3,000 shares under the Discretionary Option Program under our 1996 Plan at the time of the 2003 annual meeting. The terms of this grant were substantially the same as that of the shares granted under the Automatic Option Grant Program described below.

      Each automatic grant will have an exercise price equal to the fair market value per share of Common Stock on the grant date and will have a maximum term of 10 years, subject to earlier termination following the optionee’s cessation of Board service. Each of these options will be immediately exercisable; however, any shares purchased upon exercise of the option will be subject to repurchase, at the option exercise price paid per share, should the optionee’s service as a non-employee Board member cease prior to vesting in the shares.

      Effective January 1, 2001, options granted under the Automatic Option Grant Program to each individual who first joins the Board as a non-employee Board member will receive a non-qualified stock option grant to purchase 40,000 shares of Common Stock that will vest with respect to one-third of the option shares upon completion of one year of Board service, and the balance in twenty-four (24) successive equal monthly installments upon the optionee’s completion of each additional month of Board service thereafter. However, each outstanding option will immediately vest upon (i) certain changes in the ownership or control of AFC or (ii) the death or disability of the optionee while serving as a Board member. Options granted under the Automatic Option Grant Program at each annual meeting of stockholders as described above, will vest upon the optionee’s completion of one year of Board service measured from the option grant date. However, each outstanding option will immediately vest upon (i) certain changes in the ownership or control of AFC or (ii) the death or disability of the optionee while serving as a Board member.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The firm of KPMG LLP served as independent public accountants for AFC for the 2003 fiscal year. The Board of Directors and the Audit Committee desire KPMG LLP to continue in this capacity for the current fiscal year. Accordingly, a resolution will be presented at the Annual Meeting to ratify the selection of KPMG LLP by the Audit Committee and the Board of Directors as independent public accountants to audit the accounts and records of AFC for the fiscal year ending December 25, 2004, and to perform other appropriate services. In the event that stockholders fail to ratify the selection of KPMG LLP, the Audit Committee would reconsider such selection. A representative of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representative desires to do so.

Independent Public Accountants Fees and Services

      The Audit Committee approved non-audit services performed by KPMG LLP in the 2003 fiscal year and determined that such services were compatible with maintaining KPMG LLP’s independence with respect to AFC. Certain non-audit services exceeding certain dollar amounts were approved prior to such services being performed. A summary of the fees paid to KPMG LLP for professional services rendered for the fiscal years ending December 28, 2002 and December 27, 2003 appears below:

KPMG LLP	2002	2003

Audit Fees	$450,690	$507,613
Audit-Related Fees	$4,600	$7,512
Tax Fees	$0	$0
All Other Fees	$8,610	$5,200

TOTAL FEES	$463,900	$520,325

      Audit Fees: Consists of aggregate fees billed for professional services rendered for the audit of our annual financial statements and review of interim financial statements included in our quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

      Audit Related Fees: Consists of aggregate fees billed for assurance and related services rendered by KPMG LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees”. Includes fees incurred for the preparation of the Consent of KPMG LLP filed with our Form S-8 Registration Statement for 2002 and 2003 and planning in connection with Sarbanes-Oxley compliance for 2003.

      Tax Fees: None

      All Other Fees: Consists of aggregate fees billed for products and services provided by KPMG LLP, other than the services reported in “Audit Fees”, “Audit-Related Fees” and “Tax Fees”. These services include online research subscription fees and fees related to the review of a Louisiana State Contractor’s Letter for 2002 and corporate maintenance for foreign subsidiaries for 2002 and 2003.

Audit Committee’s Pre-Approval Policies and Procedures

      The Audit Committee pre-approves all audit and non-audit services provided by KPMG LLP to AFC and its subsidiaries and also approves all audit and non-audit engagement fees and terms with KPMG LLP. In connection with the Audit Committee’s approval of non-audit services, the Audit Committee considers whether KPMG LLP’s performance of any non-audit services is compatible with maintaining the independence of KPMG LLP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of our outstanding Common Stock as of March 1, 2004 by (i) each Director of AFC; (ii) each executive officer named in the Summary Compensation Table below; and (iii) all Directors and executive officers of AFC as a group. Based on currently available Schedules 13D and 13G filed with the SEC, AFC does not know of any beneficial owners of 5% or more of its Common Stock.

	Amount and Nature of Beneficial Ownership

			Exercisable Stock	Exercisable Stock
	Beneficial Ownership		Options Vested	Options Unvested	Total	Percent
Name of Beneficial	(excluding stock		Prior to	Prior to	Beneficial	of
Owner	options)(1)		May 1, 2004(2)	May 1, 2004(2)	Ownership(2)	Class(2)

Ruann F. Ernst	0		70,200	15,000	85,200	*
Clifford H. Higgerson	335,246	(3)	60,000	15,000	410,246	*
Frank Ianna	0		0	40,000	40,000	*
William L. Keever	0		49,778	17,222	67,000	*
Martin R. Klitten	0		45,333	21,667	67,000	*
Dan Rasdal	36,000	(4)	102,000	15,000	153,000	*
John A. Schofield	180,020	(5)	596,933	0	776,953	*
Keith E. Pratt	7,757		353,179	0	360,936	*
Jack L. Ermey	4,097		57,841	0	61,938	*
R. Leon Blackburn	4,853		131,224	0	136,077	*
All Directors and Executive Officers as a group (10 persons)	567,973		1,466,488	123,889	2,158,350	2.4%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, except for stock options, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The address of each Director and executive officer is c/o Advanced Fibre Communications, Inc., 1465 North McDowell Boulevard, Petaluma, California 94954.

(2)	Shares of Common Stock subject to options currently exercisable or exercisable prior to May 1, 2004 are deemed to be outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

(3)	335,246 shares are held by the Higgerson Revocable Trust, Clifford H. Higgerson Trustee, dated April 6, 1990, of which Mr. Higgerson is the Trustee and the Beneficiary.

(4)	36,000 shares are held by the Rasdal Family Trust, William D. Rasdal or Marilyn K. Rasdal, Co-Trustees, dated July 6, 1983, of which Mr. Rasdal is the Trustee and the Beneficiary.

(5)	175,000 shares are held by the John and Gayle Schofield Family Trust dated January 25, 2002, of which Mr. Schofield is the Trustee and Beneficiary. Includes 5,020 shares of restricted stock held directly by Mr. Schofield. See “Summary Compensation Table” and “Certain Relationships and Related Transactions”.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

      The following table sets forth the compensation earned by (i) our Chief Executive Officer; and (ii) the other three most highly compensated executive officers serving as such as of the end of the last fiscal year (the “Named Executive Officers”).

Summary Compensation Table

						Long-Term
		Annual Compensation				Compensation

				Other		Restricted	Securities
	Fiscal			Annual		Stock	Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation($)		Awards($)	Options(#)	Compensation(1)

John A. Schofield	2003	$451,731	$495,789	—		$99,998 (2)	135,000	$3,000
Chairman of the Board,	2002	420,231	417,883	$174,968	(3)	—	141,255	5,500
President and Chief Executive Officer	2001	403,846	—	180,288	(3)	—	166,882	5,250

Keith E. Pratt	2003	276,058	225,443	—		—	88,250	3,000
Senior Vice President,	2002	250,192	156,084	39,856	(4)	—	109,300	5,468
Chief Financial Officer, Treasurer and Assistant Secretary	2001	241,735	—	39,703	(4)	—	149,500	5,218

Jack L. Ermey	2003	238,500	137,094	—		—	77,500	3,000
Vice President,	2002	331,186	—	12,707	(5)	—	37,167	5,500
Global Sales	2001	275,184	—	22,257	(5)	—	50,000	5,250

R. Leon Blackburn	2003	200,769	125,903	—		—	67,500	3,000
Vice President and	2002	162,797	82,661	150	(6)	—	54,367	5,250
Corporate Controller	2001	148,823	—	—		—	64,125	5,174

(1)	Represents AFC contributions under our 401(k) plan.

(2)	Represents the value on the grant date of a restricted stock award granted to Mr. Schofield on December 9, 2003 in the amount of 5,020 shares. Such shares will vest, subject to continued service with AFC, with respect to 100% of the shares on December 9, 2005. The value of these shares as of December 27, 2003 was $98,341.80. Unless these shares are forfeited, and in the event AFC declares a dividend, the shares are eligible to receive dividends. To date, AFC has not declared any dividends.

(3)	Includes (i) forgiveness of indebtedness under a promissory note payable to AFC in the amount of $174,449 for 2002 and $180,288 for 2001; and (ii) a gross-up payment to offset the effect for income taxes in the amount of $519 for 2002.

(4)	Includes (i) forgiveness of indebtedness under a promissory note payable to AFC in the amount of $37,253 for 2002 and $39,703 for 2001 and (ii) a gross-up payment to offset the effect for income taxes in the amount of $2,603 for 2002. See “Certain Relationships and Related Transactions”.

(5)	Includes (i) an employee referral award in the amount of $12,204 for 2002 and $22,257 for 2001 and (ii) a gross-up payment to offset the effect for income taxes in the amount of $503 for 2002.

(6)	Represents a gross-up payment to offset the effect of income taxes.

Stock Option Grants to Named Executive Officers

      The following table sets forth certain information regarding stock option grants made to each of the Named Executive Officers in 2003. A total of 368,250 options (9.6% of total options granted to all employees in 2003) were granted to the Named Executive Officers as a group in 2003. No stock appreciation rights were granted to the Named Executive Officers in 2003.

Option Grants in Fiscal Year 2003

	Individual Grants(1)

		Percent of
		Total			Potential Realizable Value at
	Number of	Options			Assumed Annual Rates of
	Securities	Granted to	Exercise		Stock Price Appreciation for
	Underlying	Employees	or Base		Option Term(3)
	Options	in Fiscal	Price Per	Expiration
Name	Granted	Year	Share(2)	Date	5%	10%

John A. Schofield	135,000	3.5%	$19.92	12/09/13	$1,691,223	$4,285,892
Keith E. Pratt	16,250	.4	16.57	01/27/13	169,338	429,135
	20,000	.5	15.58	07/24/13	195,964	496,610
	52,000	1.4	19.92	12/09/13	651,434	1,650,862
Jack L. Ermey	45,000	1.17	16.68	01/01/13	472,048	1,196,263
	12,500	.3	15.58	07/24/13	122,477	310,381
	20,000	.5	19.92	12/09/13	250,552	634,947
R. Leon Blackburn	13,500	.4	15.14	03/31/13	128,540	325,745
	13,000	.3	15.58	07/24/13	127,376	322,797
	13,000	.3	26.40	10/20/13	215,837	546,972
	28,000	.7	19.92	12/09/13	350,772	888,926

(1)	Options granted during the 2003 fiscal year become exercisable in 48 successive equal monthly installments upon the optionee’s completion of each month of service over the 48-month period measured from the grant date. The Compensation Committee as Plan Administrator of the 1996 Plan has the authority to provide for the accelerated vesting in the event AFC is acquired by merger or asset sale or there is a hostile change in control effected by a successful tender or exchange offer for more than 50% of AFC’s outstanding voting securities or a change in the majority of the Board as a result of one or more contested elections for board membership. Alternatively, the Compensation Committee will provide for such accelerated vesting upon the individual’s involuntary termination of service within eighteen (18) months following the acquisition or hostile change in control.

(2)	The exercise price for the shares of Common Stock subject to option grants made under the 1996 Plan may be paid in cash or in shares of Common Stock valued at the fair market value on the exercise date. Options may also be exercised through a same-day sale program provided the Named Executive Officer provides for payment of the exercise price at the time of exercise.

(3)	Realizable values are reported net of the option exercise price. The dollar amounts under these columns are the result of calculations based upon stock price appreciation at the assumed five percent and ten percent compounded annual rates (as applied to the estimated fair market value of the option shares on the date of grant, not the current fair market value of those shares) and are not intended to forecast any actual or potential future appreciation, if any, in the value of AFC’s stock price. Actual gains, if any, on stock option exercises will depend upon the future performance of the Common Stock as well as the option holder’s continued employment through the vesting period. The potential realizable value calculation assumes that the option holder waits until the end of the option term, as indicated on the date of grant, to exercise the option.

Option Exercises and Holdings

      The following table sets forth certain information with respect to the Named Executive Officers concerning their option exercises during 2003 and their option holdings as of the end of the 2003 fiscal year. None of the Named Executive Officers held any stock appreciation rights on that date.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

			Number of Securities
			Underlying		Value of Unexercised
	Shares		Unexercised Options as of		In-The-Money Options as of
	Acquired		December 27, 2003(2)		December 27, 2003(3)
	on	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

John A. Schofield	79,700	$868,042	615,479	277,122	$3,882,803	$314,595
Keith E. Pratt	35,000	157,273	335,534	187,766	294,194	361,036
Jack L. Ermey	14,583	106,225	67,143	109,941	86,090	239,374
R. Leon Blackburn	—	—	120,300	122,442	164,910	216,074

(1)	Based upon the difference between the option exercise price paid and the fair market value of our Common Stock on the date of exercise.

(2)	These options were granted under the 1996 Plan. In general, the option becomes exercisable in successive equal monthly installments over 48 months of service measured from the date of grant.

(3)	Based on the fair market value of our Common Stock on December 27, 2003 ($19.59 per share) less the exercise price payable for such shares.

Employment Contracts, Termination of Employment and Change in Control Arrangements

      The Compensation Committee as Plan Administrator of the 1996 Plan has the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and AFC’s other executive officers or any unvested shares actually held by those individuals under the 1996 Plan, in the event AFC is acquired by merger or asset sale or there is a hostile change in control effected by a successful tender or exchange offer for more than 50% of our outstanding voting securities or a change in the majority of the Board as a result of one or more contested elections for board membership. Alternatively, the Compensation Committee will provide for such accelerated vesting upon the individual’s involuntary termination of service within 18 months following the acquisition or hostile change in control.

      AFC entered into a severance agreement with each of the Named Executive Officers on August 28, 2003. Each agreement provides for continued benefits upon an involuntary termination without cause, or resignation for good reason, within 18 months of a change in control. Mr. Schofield’s agreement provides for a lump-sum cash severance payment in an amount equal to 300% of Mr. Schofield’s annual base salary plus target bonus and welfare benefits that are continued for 36 months. Mr. Pratt’s agreement provides for a lump-sum cash severance payment in an amount equal to 200% of Mr. Pratt’s annual base salary plus target bonus and welfare benefits that are continued for 24 months. Mr. Ermey’s and Mr. Blackburn’s agreement provides for a lump-sum cash severance payment in an amount equal to 100% of their respective annual base salaries plus target bonus and welfare benefits that are continued for 12 months. Additionally, all of the agreements described above provide for full benefits in the case of an involuntary termination without cause in the 12 months preceding a change in control where such involuntary termination was in connection with, or in anticipation of, a change in control.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee of the Board of Directors currently consists of Messrs. Higgerson, Keever and Klitten. None of these individuals was an officer or employee of AFC at any time during the 2003 fiscal year or at any other time.

      None of our current executive officers have ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of AFC’s Board of Directors or Compensation Committee.

Report of the Compensation Committee on Executive Compensation

      The Compensation Committee of the Board of Directors (the “Compensation Committee”) is composed of three outside Directors within the meaning of Section 162(m) of the Internal Revenue Code, and develops and oversees AFC’s executive compensation strategy. AFC’s executive compensation strategy is designed to facilitate recruiting and retaining highly qualified executives, supporting achievement of AFC’s business objectives and enhancing stockholder value. The Compensation Committee reviews and approves, on an ongoing basis, all aspects of executive compensation. In addition, the Compensation Committee reviews and approves the compensation for the Chief Executive Officer.

      The Compensation Committee’s executive compensation philosophy is designed to address the needs of AFC, its executives and its stockholders. The executive compensation program is structured to:

•	Reinforce the importance of management’s focus on enhancing stockholder value;

•	Ensure alignment of management’s compensation with the annual and long-term performance of AFC;

•	Reward exceptional performance by means of competitive compensation opportunities; and

•	Enable AFC to attract and retain a highly qualified management team.

      The three key elements of AFC’s compensation program are base salary, a management incentive bonus plan and long-term incentives, which consist of stock options.

Base Salary

      The Compensation Committee annually reviews each Section 16 executive officer’s base salary. The expected salary range for each position is established by comparing positions in similar companies as determined by external industry surveys of compensation of executives in similar positions. Actual paid salaries are determined by the executives’ experience and performance. In making comparisons with the compensation of executives of similar companies, the Compensation Committee considers national salary survey data for companies comparable to AFC with respect to size and gross revenues. The Compensation Committee believes that AFC competes with these organizations for executive talent.

      In determining salary adjustments, the Compensation Committee considers AFC’s growth in earnings and revenues and the executive’s performance level, as well as other factors relating to the executive’s specific responsibilities. Additional factors considered include the executive’s length of time in the position, experience, skills, potential for advancement, responsibility and current salary in relation to the expected level of pay for the position. The Compensation Committee does not apply a specific formula or weight to the factors considered. For the 2003 fiscal year the Compensation Committee exercised its discretionary judgment based upon the criteria listed above and the recommendations of the Chief Executive Officer to determine the appropriate salary adjustments.

Annual Incentive Compensation

      For the 2003 fiscal year, the Compensation Committee and the Board of Directors approved the 2003 AFC Management Incentive Plan (“MIP”). At the beginning of each year, the Compensation Committee establishes performance goals for AFC for that year. These goals are tied to AFC’s annual operating plan and include gross revenues, gross profit percentage, and operating income. The MIP provides for payment of a designated amount based upon achievement of specific financial objectives. Performance is measured as a percentage of attainment against these objectives.

      Additionally, at the beginning of each year the Compensation Committee establishes incentive award guidelines for the seven levels of participants in the MIP. The percentage of total annual pay attributable to incentive compensation increases proportionately with the employee’s level of management responsibility. MIP bonuses are paid semi-annually.

Long-Term Incentive Compensation

      Long-term incentives are linked to the growth in the value of our Common Stock and consist of stock options. All stock options have been granted with an exercise price equal to the fair market value of the stock at the time of grant, and therefore, provide no compensation to the executive unless the value of the stock increases. The Compensation Committee believes that through the use of stock options the interests of our executives are directly related to enhancing stockholder value.

      Each year, the Compensation Committee establishes guidelines and incentive stock option amounts based on position level, base salary and current competitive practice as indicated by industry compensation surveys of comparable companies. Individual departments then make their recommendations to the Chief Executive Officer based on each individual’s past and expected contributions to the achievement of AFC’s long-term performance goals. The Chief Executive Officer adjusts and/or approves the recommendations that are forwarded to the Compensation Committee. The Compensation Committee approves incentive stock option awards to Section 16 executives based on its discretionary judgment, taking into consideration the above-mentioned criteria and recommendations and prior stock option awards.

Chief Executive Officer Compensation

      John A. Schofield has served as President and Chief Executive Officer since his appointment by the Board of Directors on March 29, 1999. In determining Mr. Schofield’s base salary, incentive compensation, and long-term incentive compensation for 2003, the Compensation Committee considered both AFC’s performance and Mr. Schofield’s individual performance by the same measures described above for determining executive compensation. In December 2003, AFC awarded to Mr. Schofield 135,000 stock options and 5,020 shares of restricted stock based upon his performance and leadership. See “Option Grants in Last Fiscal Year” and “Certain Relationships and Related Transactions”.

Deduction Limit for Executive Compensation

      Section 162(m) of the Internal Revenue Code limits federal income tax deductions for compensation paid to the Chief Executive Officer and the four other most highly compensated officers of a public company to $1 million per officer in any year, but contains an exception for performance-based compensation that satisfies certain conditions.

      AFC’s 1996 Stock Incentive Plan is structured so that any compensation deemed paid to an executive officer when he or she exercises an outstanding option under the 1996 Stock Incentive Plan should qualify as performance-based compensation that will not be subject to the $1 million limitation.

      While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy. The Compensation Committee intends to establish executive officer compensation programs that will maximize AFC’s tax deductions, if the Compensation Committee determines that such actions are consistent with its philosophy and in the best interests of AFC and its stockholders. From time to time, the Compensation Committee may award compensation that is not fully tax deductible if the Compensation Committee determines that such award is consistent with its philosophy and in the best interests of AFC and its stockholders. However, in approving the amount and form of compensation for executive officers, the Compensation Committee will continue to consider all elements of cost to AFC of providing that compensation.

Compensation Committee Members of the Board of Directors:

Clifford H. Higgerson

William L. Keever
Martin R. Klitten

FIVE-YEAR PERFORMANCE GRAPH

      The following performance graph compares the five-year cumulative total stockholder return on AFC’s Common Stock with a comparable cumulative total return of the Standard & Poor’s 500 Index (the “S&P 500”) and the Nasdaq Telecommunications Index (the “Peer Group”).

      The graph assumes that $100 was invested on December 31, 1998 in each of AFC’s Common Stock, the S&P 500, and the Peer Group Common Stock, and that dividends in the S&P 500 and the Peer Group were reinvested.

Comparison of Advanced Fibre Communications, Inc.,

the S&P 500, and AFC’s Peer Group

INDEXED RETURNS

	Years Ending December 31,

Company/Index/Group	1998	1999	2000	2001	2002	2003

AFC	$100	$408	$165	$161	$152	$184
S&P 500	100	120	108	94	72	91
Peer Group	100	203	93	47	22	37

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On December 9, 2003, we granted to Mr. Schofield a restricted stock award of 5,020 shares. The value on the date of grant was $19.92 per share and the total value was $99,998.40. The payment for the purchase price was in the form of past services rendered to AFC that the Compensation Committee determined had a value equal to the value of the shares on the date of grant. Mr. Schofield will be allowed to have shares withheld when the restricted stock award vests, or to surrender previously owned shares, to satisfy any tax withholding obligations. The shares will become 100% vested on December 9, 2005, subject to continued service with AFC.

      On January 9, 2004, we granted to Mr. Pratt a restricted stock award of 3,000 shares. The value on the date of grant was $23.14 per share and the total value was $69,420.00. The payment for the purchase price was in the form of past services rendered to AFC that the Compensation Committee determined had a value equal to the value of the shares on the date of grant. Mr. Pratt will be allowed to have shares withheld when the restricted stock award vests, or to surrender previously owned shares, to satisfy any tax withholding obligations. The shares will become 100% vested on January 9, 2006, subject to continued service with AFC.

      In January 2000, AFC loaned to Mr. Pratt the sum of $100,000 in connection with Mr. Pratt’s promotion to Chief Financial Officer. This loan bore interest at the rate of 5.88% per annum, compounded annually. The principal balance and accrued interest was due and payable in three equal installments on January 18, 2001, January 18, 2002 and January 18, 2003. In February 2001, the Board authorized the forgiveness of the first scheduled principal and interest payment due under the loan in the amount of $39,703. In May 2002, the Board authorized the forgiveness of the second scheduled principal and interest payment due under the loan in the amount of $37,253. In January 2003, Mr. Pratt paid the remaining principal and interest due under the loan in the amount of $35,294.04.

      AFC has granted options to certain of its Directors and executive officers. See “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management”.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires AFC’s Directors and executive officers, and persons who own more than ten percent of a registered class of AFC’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of AFC. Executive officers, Directors and greater than ten percent stockholders are required by SEC regulations to furnish AFC with copies of all Section 16(a) reports they file.

      Based solely upon review of the copies of Section 16(a) reports received by AFC, and written representations that no other reports were required, we believe that there was compliance for the 2003 fiscal year with all Section 16(a) filing requirements applicable to our officers, Directors and greater than ten percent stockholders except that Mr. Blackburn filed one Form 4 late reporting one stock option grant.

STOCKHOLDER PROPOSALS

      If a stockholder wants to include a proposal in AFC’s proxy statement and form of proxy for presentation at the 2005 Annual Meeting of Stockholders, the proposal must be received by December 8, 2004, and must otherwise comply with the rules of the SEC relating to the submission of stockholder proposals. Proposals must be mailed to AFC’s principal executive offices, 1465 North McDowell Blvd., Petaluma, California 94954, Attention: Amy M. Paul, Secretary.

      A stockholder proposal not included in AFC’s proxy statement for the 2005 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to AFC’s Secretary at the principal executive offices of AFC and otherwise complies with the provisions of AFC’s By-laws. To be timely, AFC’s By-laws provide that AFC must have received the stockholder’s notice not less than 60 days nor more than 90 days prior to the date of the meeting.

OTHER MATTERS

      Management does not know of any matters to be presented at the Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement. If other matters are properly presented, the individuals named as proxies will have discretionary authority to vote your shares on the matter unless you direct otherwise in your proxy instruction.

      It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. YOU ARE, THEREFORE, URGED TO EXECUTE THE ACCOMPANYING PROXY PROMPTLY AND RETURN IT IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By Order of the Board of Directors,

John A. Schofield
Chairman of the Board,
President and Chief Executive Officer

April 6, 2004

Petaluma, California

APPENDIX A

ADVANCED FIBRE COMMUNICATIONS, INC.

AUDIT COMMITTEE CHARTER

Purpose

      The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Advanced Fibre Communications, Inc. (the “Corporation”) is to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Corporation, and such other duties as directed by the Board. The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to shareholders, and on the Corporation’s processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Committee is directly responsible for the appointment, compensation, and oversight of the public accounting firm engaged to prepare or issue an audit report on the financial statements of the Corporation.

      Notwithstanding the purpose of the Committee, it is understood that the Committee duties do not include planning or conducting audits or determining that the Corporation’s financial statements are accurate, complete and in accordance with generally accepted accounting principles. The foregoing is the responsibility of management and the independent auditors. It is not the duty of the Committee to resolve disagreements between management and the independent auditors or to ensure compliance with applicable laws, regulations, NASD Rules (as defined below) or the Corporation’s Code of Conduct.

Membership and Procedures

Membership and Appointment

      The Committee shall comprise not fewer than three members of the Board, as shall be appointed from time to time by the Board based on recommendations from the Nominating and Governance Committee.

Removal of Members

      The entire Committee or any individual Committee member may be removed from such Committee with or without cause by the affirmative vote of a majority of the Board. Any Committee member may resign from the Committee effective upon giving oral or written notice to the Chairman of the Board, the Corporate Secretary, or the entire Board (unless the notice specifies a later time for the effectiveness of such resignation). The Board may appoint a qualified successor to take office when such resignation becomes effective.

Chairperson

      A chairperson of the Committee (the “Chairperson”) may be designated by the Board upon recommendations by the Nominating and Corporate Governance Committee of the Board, if any. In the absence of such designation, the members of the Committee may designate the Chairperson by majority vote of the full Committee membership. The Chairperson shall determine the agenda, the frequency and the length of meetings. All Committee members, including the Chairperson, shall have unlimited access to management, employees and information.

Independence and Qualifications

      Each member of the Committee shall be generally knowledgeable in financial and auditing matters. In addition, the Board shall endeavor to appoint at least one member to the Committee who qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K under the Securities Act of 1933, as amended. Each member shall be an “independent director” as defined by the rules promulgated by the National Association of Securities Dealers, Inc. (“NASD Rules”), as amended, and shall satisfy all applicable independence requirements under the federal securities laws or rules thereunder.

Meetings

      The Committee shall meet at the call of the Chairperson. Meetings may be held in conjunction with regularly scheduled meetings of the Board or otherwise. Notice of meetings shall be given in accordance with the provisions of the Corporation’s By-laws.

Delegation

      The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more members of the Committee. Any such subcommittee to the extent provided in the resolutions of the Committee, and to the extent permitted by applicable law or NASD Rule, shall have the power and authority of the Committee to grant preapprovals of auditing and non-audit services by the independent auditor. Any decision of a subcommittee to whom authority is delegated to preapprove an activity shall be presented to the Committee at each of its scheduled meetings.

Authority to Retain and Terminate Advisers

      The Committee shall have the power and authority, at the Corporation’s expense, to retain, terminate and compensate independent counsel and other advisers, as it determines necessary to carry out its duties.

Annual Performance Evaluation

      The Committee shall perform an annual performance evaluation of the Committee and, to the extent the Committee so determines, make recommendations to the Board for changes or modifications to the Committee’s Charter.

Authority

      In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention that is within its Charter, with full power to retain outside counsel or other experts for this purpose.

Duties and Responsibilities

      The following shall be the common recurring duties and responsibilities of the Committee in carrying out its oversight functions. These duties and responsibilities are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted or required by applicable law, regulation or NASD Rules.

1. Annually, the Committee shall retain the Corporation’s independent auditor, subject to stockholder ratification, if required or sought.

2. The Committee, or a subcommittee of the Committee, shall preapprove the provision of all auditing and non-audit services by the independent auditor to the Corporation and its subsidiaries and shall also approve all audit and non-audit engagement fees and terms with the independent auditor.

In connection with the Committee’s approval of non-audit services, the Committee shall consider whether the independent auditor’s performance of any non-audit services is compatible with the independence of the independent auditor.

3. At least annually, the Committee shall obtain and review a report by the independent auditor describing:

a) the independent auditor’s internal quality-control procedures;

b) any material issues raised by the most recent internal quality control review or peer review of the independent auditor’s firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor’s firm, and the steps taken to deal with those issues; and

c) all relationships between the independent auditor and the Corporation, in order to assess the auditor’s independence.

4. The Committee shall review the report by the independent auditor, which is required by Section 10A of the Securities Exchange Act of 1934, concerning:

a) all critical accounting policies and practices to be used;

b) alternative treatments of financial information within GAAP that have been discussed with management officials, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

c) any other material written communications between the independent auditor and the Corporation’s management.

5. The Committee shall discuss the annual audited financial statements and quarterly financial statements with management, the internal auditor and the independent auditor, including the Corporation’s disclosures under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s reports filed with the SEC, including its reports on Form 10-K and Form 10-Q.

6. In connection with its review of the Corporation’s financial statements, the Committee shall review and discuss with management, the internal auditor and the independent auditor the matters relating to the conduct of the audit required to be discussed by Statements on Auditing Standards Nos. 61 and 90 (Communications with Audit Committees), as they may be modified or supplemented, including the auditor’s judgment about the quality, not just acceptability, of the Corporation’s accounting principles as applied in its financial reporting.

7. Based on its review and discussions with management, the internal auditors and the independent auditor, the Committee shall recommend to the Board whether the Corporation’s financial statements should be included in the Corporation’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K).

8. The Committee shall prepare or cause the preparation of the report required by SEC rules to be included in the Corporation’s annual stockholders’ meeting proxy statement.

9. The Committee shall ensure that management includes a copy of this Charter in the proxy statement at least triennially or after any significant amendment to this Charter.

10. The Committee shall generally discuss earnings press releases as well as financial information and earnings guidance provided to financial analysts, investors and rating agencies before such information is communicated publicly.

11. Periodically, the Committee shall meet separately with each of management, internal auditors and the independent auditors.

12. The Committee shall review with the independent auditor any audit problems or difficulties and management’s response.

13. The Committee shall establish the Corporation’s hiring policies for employees or former employees of the Corporation’s independent auditors.

14. The Committee shall discuss the Corporation’s policies with respect to risk assessment and risk management.

15. Periodically, the Committee shall review with management, the internal auditor and the independent auditor the adequacy and effectiveness of the Corporation’s systems and controls for monitoring and managing legal and regulatory compliance, including the Corporation’s disclosure controls and procedures and the Corporation’s internal control over financial reporting.

16. The Committee shall establish procedures for:

a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and

b) the confidential, anonymous submission by the Corporation’s employees of concerns regarding accounting or auditing matters.

17. The Committee shall formulate and recommend to the Board a code of ethics and business conduct for directors, officers and employees of the Corporation (a “Code of Conduct”). The Committee shall obtain reports from management concerning compliance with the Code of Conduct and the Corporation’s other compliance policies and guidelines, and advise the Board with respect to such compliance. The Committee shall from time to time recommend to the Board any revisions to the Code of Conduct and other compliance policies and guidelines that the Committee deems appropriate or to ensure compliance with applicable securities laws or regulations and securities listing requirements.

18. The Committee shall communicate to the Board any issues with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent auditors or the performance of the independent audit function.

19. The Committee shall review with the Chief Financial Officer the scope and plan of the work to be done by the Internal Audit function, and the results of such work.

Reliance on Information Provided

      In adopting this Charter, the Board acknowledges that the Committee members are not necessarily legal experts and are not providing any expert or special assurance as to the Corporation’s legal compliance. Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Corporation that provide information to the Committee and the accuracy and completeness of the information provided to the Committee by such persons or organizations absent actual knowledge to the contrary.

Amendment

      This Charter and any provision contained herein may be amended or repealed by the Board.

THIS IS YOUR PROXY.
YOUR VOTE IS VERY IMPORTANT.

Dear AFC Stockholder:

The Officers and Directors of Advanced Fibre Communications, Inc. (“AFC”) cordially invite you to attend the Annual Meeting of Stockholders to be held on May 20, 2004 at 2:00 p.m. at the Vineyard Creek Hotel & Conference Center, 170 Railroad Street, Santa Rosa, California.

Please review the important information enclosed with this proxy. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

John A. Schofield
Chairman of the Board Chief Executive Officer & President

DETACH HERE

PROXY

ADVANCED FIBRE COMMUNICATIONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Advanced Fibre Communications, Inc. (the “Corporation”) hereby appoints Keith E. Pratt and Amy M. Paul, and each or either of them, with full power of substitution in each of them, as proxies of the undersigned (the “Proxies”), and hereby authorizes them to represent and to cast all votes as designated below, which the undersigned stockholder is entitled to cast at the Annual Meeting of Stockholders to be held at 2:00 p.m. on May 20, 2004, at the Vineyard Creek Hotel & Conference Center, 170 Railroad Street, Santa Rosa, California 95401, and at any adjournments or postponements thereof, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

This proxy will be voted as directed by the undersigned stockholder. The Board recommends a vote FOR Proposals 1 and 2. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF THE CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 25, 2004 AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Corporation either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

ADVANCED FIBRE
COMMUNICATIONS, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is very important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/afci	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your proxy card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZADFC1

☒	Please mark votes as in this example.	#ADF

1. Election of Directors.			FOR	AGAINST	ABSTAIN
Nominees:	(01) John A. Schofield (02) Ruann F. Ernst (03) Frank Ianna	2. Ratify the appointment of KPMG LLP as Independent Auditors of the Corporation for 2004.	☐	☐	☐

FOR ALL NOMINEES	☐	☐	WITHHOLD AUTHORITY to vote for all nominees	In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting.

☐

Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above.	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐
	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer. If signing for a partnership, please sign in partnership name by an authorized person.

Signature:	Date:	Signature:	Date: